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                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-102888


SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED AUGUST 28, 2002
(to Prospectus dated May 1, 2002)



                                  $197,134,300
                                 (APPROXIMATE)


                               INDYMAC MBS, INC.
                                   DEPOSITOR


                                 [INDYMAC LOGO]
                           SELLER AND MASTER SERVICER


                RESIDENTIAL ASSET SECURITIZATION TRUST 2002-A10
                                    ISSUER


               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-J

                               ----------------

The Prospectus Supplement dated August 28, 2002 to the Prospectus dated May 1, 2002 with respect to the above captioned series of certificates is hereby amended as follows:

The numbers as of June 30, 2002, appearing in the table summarizing IndyMac Bank's delinquency and foreclosure experience is amended and restated as follows:


                                                                   AS OF
                                                               JUNE 30, 2002
                                                              --------------
       Total Number of Conventional Mortgage
        Loans in Portfolio ................................       71,706
       Delinquent Mortgage Loans and Pending
         Foreclosures at Period End (1):
          30-59 days ......................................         2.99%
          60-89 days ......................................         0.61%
          90 days or more (excluding pending
            foreclosures) .................................         0.57%
                                                                  ------
            Total Delinquencies ...........................         4.17%
                                                                  ======
       Foreclosures pending ...............................         1.63%
                                                                  ------
            Total delinquencies and
              foreclosures pending ........................         5.79%
                                                                  ======

----------
(1)   As a percentage of the total number of loans master serviced.


CREDIT SUISSE FIRST BOSTON                                       LEHMAN BROTHERS


                                October 26, 2002